October 29, 2012

Compass EMP Funds Trust

17605 Wright Street

Omaha, NE  68130

Trustees:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to the Compass EMP Funds Trust Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 3 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP